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Exhibit 6




                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

Member:
Canadian Institute of Chartered Accountants                                                 Securities Commission Building
Institute of Chartered Accountants of British Columbia                                        PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)                                 Suite 1400 - 701 West Georgia Street

Registered with:                                                                               Vancouver, British Columbia
Public Company Accounting Oversight Board (USA) (PCAOB)                                                     Canada V7Y 1C6
Canadian Public Accountability Board (CPAB)                                                     Telephone:  (604) 662-8899
Canada  - British Columbia Public Practice Licence                                                    Fax:  (604) 662-8809
                                                                                                  Email:  moenca@telus.net
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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion of our Independent Auditors' Report dated July 6, 2004 on the financial statements of Gemstar Resources Inc. as at January 31, 2004, and for the year then ended, in the Company's Registration Statement on Form 20-F when such financial statements are read in conjunction with the financial statements referred to in our Report.


Moen and Company
Chartered Accountants

    "Moen and Company"
         (Signed)
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Vancouver, British Columbia, Canada

January 5, 2005


                     "Independent Accountants and Auditors"